UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): December 29, 2017

Novo Integrated Sciences, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

11120 NE 2nd Street, Suite 200, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2017, Novo Integrated Sciences, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Christopher David, the Company’s President and a member of the board of directors, effective January 1, 2018. The Employment Agreement terminates on July 30, 2018, subject to the termination provisions contained in the Employment Agreement.

Pursuant to the terms of the Employment Agreement, Mr. David agreed to serve as the Company’s President. In consideration thereof, the Company agreed to (i) pay Mr. David a monthly salary of $8,000, and (ii) grant Mr. David a 5-year option (the “Option”) to purchase 2,000,000 shares of the Company’s restricted common stock at an exercise price of $0.42 per share. The Option vested on December 29, 2017.

Pursuant to the terms of the Employment Agreement, the Company may terminate Mr. David at any time, with or without Cause (as defined below); provided, however, that if the Company terminates Mr. David without Cause:

(a)	The Option shall be deemed fully vested effective as of December 29, 2017, and is not subject to revocation or return, and

(b)	The Company will continue to owe Mr. David his monthly salary through July 30, 2018.

“Cause” means Mr. David must have (i) been willful, gross or persistent in his inattention to his duties or he committed acts which constitute willful or gross misconduct and, after written notice of the same, has been given the opportunity to cure the same within 30 days after such notice, and (ii) been found guilty of having committed a fraud against the Company.

On December 29, 2017, the Company granted the Option to Mr. David pursuant to that certain Option to Purchase Common Stock (the “Option Agreement”). The Option Agreement provides for the cashless exercise of all or a portion of the Option, or exercise through payment of the exercise price in cash.

The foregoing description of the Employment Agreement and the Option Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement and the Option Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K, each of which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 3, 2018, the Company issued a press release announcing that it had entered into a binding letter of intent to acquire 60% of all outstanding shares of Brands International Corporation (“Brands”), pursuant to which the Company agreed to acquire 60% of the issued and outstanding shares of Brands in exchange for the arrangement of secured debt financing in the amount of CAD$2,350,000 (approximately $1,873,256 per the Bank of Canada posted exchange rate of 0.7977 on December 29, 2017) arranged or provided by the Company. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in the website is not a part of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, entered into on December 29, 2017 and effective January 1, 2018, between the registrant and Christopher David.
10.2	Option to Purchase Common Stock dated December 29, 2017.
99.1	Press release dated January 3, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: January 3, 2018	By:	/s/ Christopher David
Christopher David
President